Exhibit 10.87

EXECUTION

AMENDMENT NO. 11

to the

MASTER REPURCHASE AGREEMENT

Dated as of May 11, 2015,

between

CALIBER HOME LOANS, INC.,

and

BARCLAYS BANK PLC

This AMENDMENT NO. 11 (this “Amendment”) is made this 10th day of August, 2018 (the “Amendment Effective Date”), between CALIBER HOME LOANS, INC., as seller (“Seller”), BARCLAYS BANK PLC, as a purchaser and as agent (“Purchaser” or “Agent”) to the Master Repurchase Agreement, dated as of May 11, 2015, between Seller and Purchaser, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller and the Purchaser have agreed to amend the Agreement to make certain changes thereto, each as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Purchaser that Seller is in compliance in all respects with the terms and conditions of the Agreement and each other Program Document and that no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the Amendment Effective Date,

(a) Section 2(a) of the Agreement is hereby amended by deleting the definition of “Maturity Date” in its entirety and replacing it with the following:

“Maturity Date’’ means May 10, 2019.

(b) Section 2(a) of the Agreement is hereby amended by deleting the definition of “Change in Control” in its entirety and replacing it with the following:

“Change in Control” means, (A) at any time prior to a public offering of Seller, the LSF Parties cease to collectively own, directly or indirectly, at least 50.01% of Seller, and (B) at any time after a public offering of Seller, any “person” or “group” other than the LSF Parties owns, directly or indirectly, more than thirty-five percent (35%) of Seller.

(c) Section 2(a) of the Agreement is hereby amended by adding the definition of “FCA” in the appropriate alphabetical order as follows:

“FCA” means the United Kingdom Financial Conduct Authority.

(d) Section 2(a) of the Agreement is hereby amended by adding the definition of “LSF Parties” in the appropriate alphabetical order as follows:

“LSF Parties” means Lone Star Fund VI (U.S.), L.P., LSF VI International 2, L.P., Lone Star Fund V (U.S.), L.P., LSF V International Finance, L.P., and/or their Affiliates.

(e) Section 2(a) of the Agreement is hereby amended by deleting the definition of “Transaction Fee” in its entirety.

(f) Section 3(e) of the Agreement is hereby amended by deleting the reference to “Transaction Fees” in its entirety.

(g) Section 10(a)(vi) of the Agreement is hereby amended by deleting the reference to “Transaction Fees” in its entirety.

(h) Section 10(b)(i)(D) of the Agreement is hereby amended by deleting the reference to “and the Transaction Fees” in its entirety.

(i) Section 14(g)(ii)(D) of the Agreement is hereby amended by deleting the section in its entirety and replacing it with the following (bold language added for emphasis):

(D) As of each fiscal quarter-end, Seller’s Net Income (before tax) for such fiscal quarter shall equal or exceed $1.

(j) The Agreement is hereby amended by adding new section 39 as follows:

39.	NOTICE REGARDING CLIENT MONEY RULES.

Purchaser, as a CRD credit institution (as such term is defined in the rules of the FCA), holds all money received and held by it hereunder as banker and not as trustee. Accordingly, money that is received and held by Purchaser from Seller will not be held in accordance with the provisions of the FCA’s Client Asset Sourcebook relating to client money (the “Client Money Rules”) and will not be subject to the statutory trust provided for under the Client Money Rules. In particular, Purchaser shall not segregate money received by it from Seller from Purchaser money and Purchaser shall not be liable to account to you for any profits made by Purchaser use as banker of such cash and upon failure of Purchaser, the client money distribution rules within the Client Asset Sourcebook (the “Client Money Distribution Rules”) will not apply to these sums and so you will not be entitled to share in any distribution under the Client Money Distribution Rules.

SECTION 2. Condition Precedent: Effectiveness. As a condition precedent to the effectiveness of this Amendment No. 11 and in further consideration of the extension of the Maturity Date, Agent, on behalf of the Purchaser, shall have received counterparts hereof duly executed by each of the parties hereto and Purchaser shall have received from Seller, the Structuring Fee as set forth in Amendment No. 6 to the Pricing Side Letter to the Master Repurchase Agreement dated as of the date hereof, in immediately available funds, and without deduction, set-off or counterclaim in accordance with Purchaser’s Wire Instructions.

SECTION 3. Fees and Expenses. Seller agrees to pay the reasonable out of pocket costs and expenses incurred by the Agent and the Purchaser in connection with this Amendment (including all reasonable fees and out of pocket costs and expenses of Purchaser’s legal counsel) in accordance with Section 23 of the Agreement.

SECTION 4. Representations. Seller hereby represents to Purchaser and the Agent that as of the date hereof and taking into account the terms of this Amendment, Seller is in compliance in all material respects with the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 5. Binding Effect; Governing Law. TillS AMENDMENT SHALL BE BINDING AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be executed and delivered by their duly authorized officers as of the date set forth above.

CALIBER HOME LOANS, INC.,
(Seller)

By:	/s/ William Dellal
Name:	William Dellal
Title:	Chief Financial Officer

BARCLAYS BANK PLC,
(Purchaser and Agent)

By:	/s/ Ellen Kiernan
Name:	Ellen Kiernan
Title:	Director

Caliber - Barclays—Amendment No. 11 to Master Repurchase Agreement—Signature Page